  * **************************************************************************
  *                                                                          *
  *   As filed with the Securities and Exchange Commission on July 11, 1994  *
  *                                                                          *
  * **************************************************************************
                                                 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           __________________________

                      MCDONALD & COMPANY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                           34-1391950
     (State or other jurisdiction of   (I.R.S. Employer Identification No.)
     incorporation or organization)

                                   Suite 2100
                              800 Superior Avenue
                             Cleveland, Ohio 44114
          (Address of principal executive offices, including zip code)
                             ______________________

           MCDONALD & COMPANY INVESTMENTS, INC. 1993 STOCK BONUS PLAN

                            (Full title of the plan)
                             ______________________

                                        Copy to:
William B. Summers, Jr.
President and Chief Executive Officer   Thomas F. McKee, Esq.
McDonald & Company Investments, Inc.    Calfee, Halter & Griswold
Suite 2100                              Suite 1800
800 Superior Avenue                     800 Superior Avenue
Cleveland, Ohio  44114                  Cleveland, Ohio  44114
(216) 443-2300                          (216) 622-8200

 (Name, address and telephone number, including area code, of agent for service)
                             ______________________

                         CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________
                                    Proposed         Proposed
 Title of                           maximum          maximum
securities              Amount      offering         aggregate       Amount of
  to be                 to be       price            offering      registration
registered            registered    per share (1)    price (1)         fee
- ------------------------------------------------------------------------------------
Common Stock,          579,186      $12.375           $7,167,427      $2,472.00
par value              shares
$1.00 per share
- ------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

   The following documents of McDonald & Company Investments, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended March 25, 1994;

   2. The Company's definitive Proxy Statement used in connection with its Annual Meeting of Stockholders to be held on August 3, 1994; and

   3.  The Company's Form 8-A dated July 1, 1983 (Reg. No. 1-8526).

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

   Article VII of the Company's Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in certain very limited circumstances.

   Article V of the Company's By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party to or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company, or is or was serving at the request of the Company, in certain capacities for another entity, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

   The Company has also entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that further expand the protection provided to the Company's Directors and officers and are based upon the sections of the General Corporation Law of the State of Delaware and Article V of the Company's By-Laws that recognize the validity of
additional  indemnity rights  granted by  agreement.   The substantive content
of the Indemnity

Agreements and Article V of the By-Laws is substantially the same except that pursuant to the Indemnity Agreements (i) indemnity is expressly provided for settlements in derivative actions and (ii) partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

   Both the General Corporation Law of the State of Delaware and Article V of the Company's By-Laws provide that the Company may maintain insurance to cover losses incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings
         ------------

      A. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to  include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a)
          or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      C.  Insofar as  indemnification for  liabilities arising under  the
          Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
          unenforceable.   In  the event  that  a claim  for indemnification
          against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 11th day of July, 1994.

                                    MCDONALD AND COMPANY INVESTMENTS, INC.



                                    By: /S/ William B. Summers, Jr.
                                        _________________________________
                                        William B. Summers, Jr.,
                                        President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 11, 1994.

        Signature                                       Title
        ---------                                       -----
/S/ William B. Summers, Jr.                             President, Chief Executive Officer and Director
_____________________________                           (Principal Executive Officer)
    William B. Summers, Jr.


/S/ Thomas M. O'Donnell                                  Chairman and Director
_____________________________
  Thomas M. O'Donnell


/S/ Robert T. Clutterbuck
_____________________________                            Treasurer (Principal Accounting and Financial
  Robert T. Clutterbuck                                  Officer)


/S/ James A. Karman
_____________________________                            Director
  James A. Karman


/S/ Bennett E. Bidwell
_____________________________                            Director
  Bennett E. Bidwell



/S/ Frederick R. Nance
_____________________________                            Director
  Frederick R. Nance





                                      II-4

/S/ Willard E. Carmel
  _____________________________                          Director
   Willard E. Carmel



/S/ Rena J. Blumberg
  _____________________________                          Director
   Rena J. Blumberg



/S/ Donald E. Weston
  _____________________________                          Director
   Donald E. Weston



                          Calfee, Halter & Griswold
                                  Suite 1800
                             800 Superior Avenue
                            Cleveland, Ohio  44114
                                (216) 622-8380


                                 July 11, 1994





McDonald & Company Investments, Inc.
800 Superior Avenue
Suite 2100
Cleveland, Ohio  44114


   We are familiar  with the proceedings taken  and proposed to be  taken by McDonald & Company Investments, Inc., a Delaware corporation (the "Company"), with respect to 579,186 shares of Common Stock, par value $1.00 per share (the "Shares"), of the Company to be issued from time to time
pursuant  to the  Company's 1993  Stock Bonus  Plan (the  "Plan").   As counsel
for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

   In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

   This opinion is limited to the General Corporation Law of the State of Delaware and we express no view as to the effect of any other law on the opinion set forth herein.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,



                                        CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1





    We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1993 Stock Bonus Plan of McDonald & Company Investments, Inc. of our report with respect to the consolidated financial statements and schedules of McDonald & Company Investments, Inc. included in its Annual Report (Form 10-K) for the year ended March 25, 1994, filed with the Securities and Exchange
Commission.





                                                                   Ernst & Young




Cleveland, Ohio
July 8, 1994

                                                                    EXHIBIT 23.2





                               CONSENT OF COUNSEL


   The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1





                      MCDONALD & COMPANY INVESTMENTS, INC.

                               POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS, that McDonald & Company Investments, Inc. hereby constitutes and appoints Thomas M. O'Donnell, William B. Summers, Jr., Robert T. Clutterbuck, Thomas F. McKee and John J. Jenkins, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration
Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

   IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on July 11, 1994.

                     MCDONALD & COMPANY INVESTMENTS, INC.



                By: /S/ William B. Summers, Jr.
                    --------------------------------------
                    William B. Summers, Jr., President and
                    Chief Executive Officer

                                                                    EXHIBIT 24.1
                                                                     (Continued)





                      MCDONALD & COMPANY INVESTMENTS, INC.

                              Certified Resolution


   I, THOMAS F. McKEE, Secretary of McDonald & Company Investments, Inc., a Delaware corporation (the "Company") do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on July 27, 1993, and that the same has not been changed and remains in full force and effect.

   RESOLVED, that Thomas M. O'Donnell, William B. Summers, Jr., Robert T. Clutterbuck, Thomas F. McKee and John J. Jenkins, be, and each of them hereby is, appointed as the attorney of McDonald & Company Investments, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of its Common Stock, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any national securities exchange pertaining to the listing thereon of the Common Stock covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Common Stock with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; and the President and Chief Executive Officer of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.



                                           /S/ Thomas F. McKee
                                           ----------------------------
                                           Thomas F. McKee, Secretary

Dated:  July 11, 1994


                      McDONALD & COMPANY SECURITIES, INC.
                                 EXHIBIT INDEX


Exhibit                                                             Sequential
Number                       Description                               Page
- -------                      -----------                            ----------
  4.1    Certificate of Incorporation of the Company, as amended.      (1)

  4.2    Amendment to the Certificate of Incorporation of the
         Company.                                                      (2)

  4.3    By-Laws of the Company, as amended.                           (1)

  4.4    Specimen Stock Certificate, as amended.                       (1)

  4.5    1993 Stock Bonus Plan

  5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered (see Page II-6 of this Registration Statement).

 23.1    Consent of Ernst & Young (see Page II-7 of this Registration
         Statement).

 23.2    Consent of Calfee, Halter & Griswold (see Page II-8 of this
         Registration Statement).

 24.1    Power of Attorney and related Certified Resolution (see Pages
         II-9 and II-10 of this Registration Statement).


_______________

1 Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-8 declared effective on February 2, 1987 (Reg. No. 33-11335).

2 Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 26, 1993.






                                      E-1